NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT (this “Agreement”) is dated August [__], 2016, by and between FUNCTION(X) INC., a Delaware corporation, (the “Company”), Sillerman Investment Company III, LLC, a Delaware limited liability company (“SIC III”) , Sillerman Investment Company IV, LLC, a Delaware limited liability company (“SIC IV”) and Sillerman Investment Company VI, LLC, a Delaware limited liability company (“SIC VI,” and collectively with the Company, SIC III and SIC IV, the “Parties”).

WHEREAS:
WHEREAS, on October 24, 2014, the Company filed a Certificate of Designations of its Series C Preferred Stock; and
WHEREAS, on August [__], 2016, the Company amended such Certificate of Designations; and
WHEREAS, the Company has approved (through unanimous consent of the independent members of its Board of Directors as a result of the transactions contemplated herein being a transaction with affiliates of the Chairman and Chief Executive Officer of the Company, Robert F.X. Sillerman, who is a principal of SIC III, SIC IV, and SIC VI) this Agreement in furtherance of the Company’s plan to (a) remain listed on the Nasdaq Global Market, and (b) upon consummation, improve its balance sheet and capital structure; and
WHEREAS, the Parties executed an exchange agreement dated as of July 8, 2016, as amended by that certain First Amendment to Exchange Agreement (collectively, the “Exchange Agreement”) obligating the Parties to, among other things, convert in an exchange transaction the Notes (as defined in the Exchange Agreement) and Series C Preferred Stock into shares of the Company’s common stock in accordance with the terms thereof; and
WHEREAS, the Parties desire to exchange the Notes, to the extent of outstanding indebtedness as of the date hereof, for Series C Preferred Stock, subject to the obligations and provisions of the Exchange Agreement, the Subordination Agreement (the “Subordination Agreement”) dated July 8, 2016 between SIC III, SIC VI, SIC IV, Rant, Inc., Dominion Capital, LLC, L1 Capital Global Opportunities Master Fund, Puritan Partners, LLC, Pinz Capital International, Union Capital, LLC, and Adar Bays LLC, which is hereby reaffirmed, and the Lock-Up Agreement (the “Lock-Up Agreement”) dated July 12, 2016 between Mitchell J. Nelson, Robert F.X. Sillerman, , Dominion Capital, LLC, L1 Capital Global Opportunities Master Fund, Puritan Partners, LLC, Pinz Capital International, Union Capital, LLC, and Adar Bays LLC, which is hereby reaffirmed.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Parties agree as follows:
ARTICLE I
THE EXCHANGE
AND ISSUANCE OF EQUITY SECURITIES

1.1     Exchange. The following shall occur at the Closing:
a)All of the outstanding principal and interest of the Notes (except for the Remaining Amount (as defined below) shall be exchanged for shares of the Company’s Series C Preferred Stock at a rate of $1,000 per share, which, based on the outstanding principal balance and accrued interest as of August [__], 2016, will result in the issuance of [___________] shares of Series C Preferred Stock. For purposes hereof, the “Remaining Amount”) shall mean $900,000 in principal amount held by SIV IV pursuant to that Line of Credit Grid Promissory Note dated as of June 11, 2015.
b)The Company shall issue the applicable number of shares of Series C Preferred Stock to each of SIC III, SIC IV, and SIC VI in proportion to the amounts that each is exchanging.

c)Each of SIC III, SIC IV, and SIC VI shall issue a letter to the Company confirming there is no remaining outstanding principal amount due to it under the Note(s), except that the letter issued by SIC IV will reflect that the Remaining Amount shall remain outstanding.
1.2    Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place simultaneously with the signing of this Agreement.
1.3    Delivery. The transactions contemplated by this Agreement shall be completed at the Closing.
a)Each of SIC III, SIC IV, and SIC VI shall deliver original Notes to the Company, with appropriate transfer documentation as may be reasonably required by the Company; and

b)The Company shall issue the shares of Series C Preferred Stock to the applicable Party.
1.4    The indebtedness ($__________________) evidenced by the Notes is hereby exchanged for [______] shares of the Series C Preferred Stock. The Parties hereto agree to perform the obligations under the Exchange Agreement as if the Series C Preferred Stock issued pursuant to this Agreement has been substituted in lieu of the Notes for which it was issued.
1.5    Subordination/Lock-Up Agreements. Each Party acknowledges and agrees that the Series C Preferred Stock issued by the Company pursuant to this Note Exchange Agreement is expressly held subject to and in accordance with the provisions of the Subordination Agreement and the Lock-Up Agreement. SIC IV also acknowledges that the Remaining Amount remains subject to the provisions of the Subordination Agreement as well.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

2.1     Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to complete the transactions described herein, including the issuance of the shares of Series C Preferred Stock, in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the shares of Series C Preferred Stock, have been duly authorized by the Company's Board of Directors and upon satisfaction of the closing conditions, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
2.2     No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein will not (a) result in a violation of the Certificate of Incorporation, as amended, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.
2.3     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of each of SIC III, SIC IV, and SIC VI contained herein, the offer and issuance by the Company of the shares of Series C Preferred Stock is exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
2.4     Issuance of Securities. The issuance of the shares of Series C Preferred Stock is duly authorized and upon issuance in accordance with the terms of this Agreement, the shares of Series C Preferred Stock shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and other similar rights, and each of SIC III, SIC IV, and SIC VI shall be entitled to all rights accorded to a holder of such shares of Series C Preferred Stock.
2.5     Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the shares of Series C Preferred Stock will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
2.6    Lock-Up. In the event that the underwriters of an underwritten public offering of Company stock undertaken within ninety (90) days of the closing of the transactions contemplated herein require each or any of SIC III, SIC IV, and/or SIC VI to enter into a lock-up agreement in connection with such offering, then such party or parties shall execute such lock-up agreement as the underwriters may reasonably require. The shares issued to SIC III, SIC IV, and SIC VI shall be subject to the lock-up agreements entered into in connection with the convertible debenture financing to be provided by Dominion Capital LLC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SIC III, SIC IV, AND SIC VI

As a material inducement to the Company to enter into this Agreement and consummate the exchange, each of SIC III, SIC IV, and SIC VI represents, warrants and covenants with and to the Company as follows:
3.1    Authorization and Binding Obligation. Each of SIC III, SIC IV, and SIC VI has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement. Each of SIC III, SIC IV, and SIC VI has the requisite legal capacity, power and authority to purchase the shares of Series C Preferred Stock. The execution, delivery and performance of this Agreement by each of SIC III, SIC IV, and SIC VI, and the consummation by each of SIC III, SIC IV, and SIC VI of the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of each of SIC III, SIC IV, and SIC VI, as applicable, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by each of SIC III, SIC IV, and SIC VI, and constitutes the legal, valid and binding obligations of each of SIC III, SIC IV, and SIC VI, enforceable against each of SIC III, SIC IV, and SIC VI in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
3.2     Beneficial Owner. With respect to each of the Notes owned by it, (a) each of SIC III, SIC IV, and SIC VI owns, beneficially and of record, good and marketable title to the Note(s) owned by it, free and clear of any taxes or encumbrances; (b) none of the Notes are registered under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act; (c) none of SIC III, SIC IV, and SIC VI has entered into any agreement or understanding with any person or entity to dispose of the any portion of any of the Notes; and (d) at the Closing, each of SIC III, SIC IV, and SIC VI will convey to the Company good and marketable title to the Note(s) owned by it in its entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.
3.3    Accredited Investor. Each of SIC III, SIC IV, and SIC VI is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act, and none of SIC III, SIC IV, and SIC VI was organized for the specific purpose of acquiring the shares of Series C Preferred Stock.
3.4    Experience of Investor. Each of SIC III, SIC IV, and SIC VI, together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares of Series C Preferred Stock, and has evaluated the merits and risks of such investment. Each of SIC III, SIC IV, and SIC VI is able to bear the economic risk of an investment in such securities and, at the present time, is able to afford a complete loss of such investment.
3.5    Purchase Entirely for Own Account. The shares of Series C Preferred Stock will be acquired for the account of each of SIC III, SIC IV, and SIC VI, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and neither SIC III, SIC IV, and SIC VI has any present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the right of each of SIC III, SIC IV, and SIC VI at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and in accordance with the Exchange Agreement. Nothing contained herein shall be deemed a representation or warranty by any of SIC III, SIC IV, and SIC VI to hold the shares of Series C Preferred Stock for any period of time. None of SIC III, SIC IV, and SIC VI is a broker-dealer or agent of a broker-dealer required to be registered with the Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor an entity or individual engaged in a business that would require it to be so registered.
3.5    Disclosure of Information. Each of SIC III, SIC IV, and SIC VI has access to and has reviewed the Company’s filings with the Securities and Exchange Commission, at WWW.SEC.GOV, including the “Risk Factors” contained therein. Each of SIC III, SIC IV, and SIC VI has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the shares of Series C Preferred Stock. Neither such inquiries nor any other due diligence investigation conducted by each of SIC III, SIC IV, and SIC VI shall modify, amend or affect the right of each of SIC III, SIC IV, and SIC VI to rely on the Company’s representations and warranties contained in this Agreement.
3.8    Proceedings. No proceedings relating to any of the Notes are pending or, to the knowledge of any of SIC III, SIC IV, and SIC VI, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the right and ability of SIC III, SIC IV, and/or SIC VI to surrender and exchange the Note(s) owned by it.
3.9    Tax Consequences. Each of SIC III, SIC IV, and SIC VI acknowledges that the purchase of the shares of Series C Preferred Stock, may involve tax consequences to it, and that the contents of this Agreement do not contain tax advice. Each of SIC III, SIC IV, and SIC VI acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Note(s). Each of SIC III, SIC IV, and SIC VI assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with such Note.
3.10     Reliance on Exemptions. Each of SIC III, SIC IV, and SIC VI understands that the securities being offered and exchanged hereunder are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the representations of each of SIC III, SIC IV, and SIC VI, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of each of SIC III, SIC IV, and SIC VI set forth herein in order to determine the availability of such exemptions and the eligibility of each of SIC III, SIC IV, and SIC VI to acquire the shares of Series C Preferred Stock.
3.11    Approval of Transactions. Each of the signatories hereto shall vote any common or preferred shares owned by it to approve the transactions contemplated hereby as required at a meeting called for such purpose or by written consent in lieu of a meeting.
ARTICLE IV
CONDITIONS TO THE OBLIGATIONS
OF THE PARTIES HEREUNDER

The obligations of the Company and each of SIC III, SIC IV, and SIC VI hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions may be waived only with the consent of all applicable Parties.
4.1    Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
4.2     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the consummation of the transactions contemplated herein. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
4.3    The Company shall not have filed for or be the subject of a filing for bankruptcy, reorganization or assignment for the benefit of creditors or similar relief in any Federal or state proceeding.
ARTICLE V
TERMINATION

5.1    Expenses. Each Party agrees to pay for its own expenses related to the research, preparation and review of the transactions contemplated by this Agreement.
5.2    Cooperation. The Parties shall cooperate with each other in connection with taking such actions as may be reasonably necessary to consummate the transactions contemplated herein, including without limitation obtaining the consent of Nasdaq and any governmental or market regulatory agencies as may be appropriate.

5.3     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
5.4     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re‑execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
5.5     Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
5.6    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
5.7     Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Parties. No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought. Notwithstanding the provisions of this Section 5.7, this Agreement shall be subject to the obligations to comply with that certain Exchange Agreement dated July 8, 2016 between the parties, as it may be amended.
5.8    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:    Function(X) Inc.
902 Broadway, 11th Floor
New York, NY 1010
Telephone: 212.231.0092
Attention: Mitchell J. Nelson, Esq.
Email: mitchell@functionxinc.com

If to the SIC III, SIC IV, or SIC VI:        Sillerman Investment Company, LLC
902 Broadway, 11th Floor
New York, NY 10010
ATTN: Robert F.X. Sillerman
Email: one@rfxs1.com

to its address and email address set forth above, or to such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email program containing the time, date, recipient email address and copy of the message or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.
5.9     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of SIC III, SIC IV, and SIC VI. Any of SIC III, SIC IV, and SIC VI may assign some or all of its rights hereunder without the consent of the Company, except as may be inconsistent with the terms of this Agreement.
5.10    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.
Signatures on following page

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

FUNCTION(X) INC.

By:________________________________
Name: Mitchell J. Nelson
Title: Executive Vice President

SILLERMAN INVESTMENT COMPANY III, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY IV, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY VI, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

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